                                                                    Exhibit 9(k)

                                  SCHEDULE A
                       TO THE FUND ACCOUNTING AGREEMENT
                    BETWEEN BISYS FUND SERVICES OHIO, INC.
             (FORMERLY KNOWN AS THE WINSBURY SERVICE CORPORATION)
                          AND M.S.D. & T. FUNDS, INC.
                             DATED OCTOBER 1, 1993


NAME OF FUND                                 NAME OF FUND
------------                                 ------------

Prime Money Market Fund                      Equity Fund

Government Money Market Fund                 Diversified Real Estate Fund

Tax-Exempt Money Market Fund                 Equity Income Fund

Tax-Exempt Money Market Fund (Trust)         Equity Growth Fund

Growth & Income Fund                         Total Return Bond Fund

Limited Maturity Bond Fund                   National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund                Intermediate Tax-Exempt Bond Fund


                            M.S.D. & T. FUNDS, INC.


                                   By:   /s/ Leslie B Disharoon
                                         -----------------------

                                   Title: President

                                   Date:  March 1, 1998

                        BISYS FUND SERVICES OHIO, INC.


                              By:  /s/ J. David Huber
                                   -------------------

                              Title: President

                              Date:  March 3, 1998

                                  SCHEDULE B
                       TO THE FUND ACCOUNTING AGREEMENT
                    BETWEEN BISYS FUND SERVICES OHIO, INC.
             (FORMERLY KNOWN AS THE WINSBURY SERVICE CORPORATION)
                          AND M.S.D. & T. FUNDS, INC.
                             DATED OCTOBER 1, 1993


NAME OF FUND                             COMPENSATION
------------                             ------------

Prime Money Market Fund                  Annual rate of two one-hundredths of
                                         one percent (.02%) of the Prime Money
                                         Market Fund's average daily net assets.

Government Money Market Fund             Annual rate of two one-hundredths of
                                         one percent (.02%) of the Government
                                         Money Market Fund's average daily net
                                         assets.

Tax-Exempt Money Market Fund             Annual rate of three one-hundredths of
                                         one percent (.03%) of the Tax-Exempt
                                         Money Market Fund's average daily net
                                         assets.

Tax-Exempt Money Market Fund (Trust)     Annual rate of three one-hundredths of
                                         one percent (.03%) of the Tax-Exempt
                                         Money Market Fund's (Trust) average
                                         daily net assets.

Growth & Income Fund                     Annual rate of three one-hundredths of
                                         one percent (.03%) of the Growth &
                                         Income Equity Fund's average daily net
                                         assets.

Limited Maturity Bond Fund               Annual rate of three one-hundredths of
                                         one percent (.03%) of the Limited
                                         Maturity Bond Fund's average daily net
                                         assets.

Maryland Tax-Exempt Bond Fund            Annual rate of four one-hundredths of
                                         one percent (.04%) of the Maryland Tax
                                         Exempt Bond Fund's average daily net
                                         assets.

                                      B-1
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International Equity Fund                Annual rate of five one-hundredths of
                                         one percent (.05%) of the International
                                         Equity Fund's average daily net assets.

Diversified Real Estate Fund             Annual rate of three one- hundredths of
                                         one percent (.03%) of the Diversified
                                         Real Estate Fund's average daily net
                                         assets.

Equity Income Fund                       Annual rate of three one-hundredths of
                                         one percent (.03%) of the Equity Income
                                         Fund's average daily net assets.

Equity Growth Fund                       Annual rate of three one-hundredths of
                                         one percent (.03%) of the Equity Growth
                                         Fund's average daily net assets.

Total Return Bond Fund                   Annual rate of three one-hundredths of
                                         one percent (.03%) of the Total Return
                                         Bond Fund's average daily net assets.

National Tax-Exempt Bond Fund            Annual rate of four one-hundredths of
                                         one percent (.04%) of the National Tax-
                                         Exempt Bond Fund's average daily net
                                         assets.

Intermediate Tax-Exempt Bond Fund        Annual rate of four one-hundredths of
                                         one percent (.04%) of the Intermediate
                                         Tax-Exempt Bond Fund's average daily
                                         net assets.

                                      B-2
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MULTIPLE CLASSES OF SHARES:
--------------------------

Each class of shares within a Fund that maintains multiple classes of shares having different net asset values or paying different daily dividends are subject to a minimum annual fee of $10,000 per additional class.


                              M.S.D.& T. FUNDS, INC.


                              By: /s/ Leslie B. Disharoon
                                 --------------------------

                              Title: President

                              Date:  March 1, 1998


                              BISYS FUND SERVICES OHIO, INC.


                              By: /s/ J. David Huber
                                 -------------------

                              Title: President

                              Date:  March 3, 1998

                                      B-3